UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2013

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 1, 2013, Argan, Inc. (“Argan”) issued a press release announcing that its wholly-owned subsidiary, Gemma Power Systems, LLC (“GPS”), has entered into an engineering, procurement and construction contract (the “EPC Contract”) with Moxie Patriot LLC (“Moxie Patriot”) for the design and construction of an 800 megawatt natural gas-fired power plant in Pennsylvania. Gemma Power, Inc., an affiliate of GPS and wholly owned by Argan, has been supporting the development of this project with advances of working capital funding.

On May 3, 2013, Moxie entered into an agreement for the sale of the project to a third party investor who will provide advances for certain preconstruction costs of Moxie Patriot. The consummation of the sale of the project as well as the ability of GPS to fully proceed under the EPC Contract are contingent upon the third party investor securing permanent financing for the project.

A copy of Argan’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Argan, Inc., Press Release, issued August 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: August 2, 2013	By:	/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chief Executive Officer